EXHIBIT 2.6


                                [LOGO OMITTED]
                                    ZURICH
                       ZURICH EMERGING MARKETS SOLUTIONS
                      POLITICAL RISK AND CREDIT INSURANCE


              1201 F Street, NW, Suite 250, Washington, DC 20004
                   Tel: (202) 585-3100 Fax: (202) 628-2216

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                   APPLICATION FOR POLITICAL RISK INSURANCE
                       FOR CAPITAL MARKETS TRANSACTIONS



NOTE: ALL FINANCIALS SHOULD BE NOTED IN THE CURRENCY OF THE INVESTMENT OR LOAN.

1. APPLICANT

     A.   Name: The Bank of New York

          Authorized Representative: Miguel Barrios, Vice President

          Address: 101 Barclay Street, 21W

          City: New York   State: New York   Country: USA    Zip Code: 10286

          Telephone: (212) 815-5919     Telefax: (212) 815-5802


   FOREIGN ENTERPRISE (ISSUER)

     B.   Name: Companhia Brasileira de Bebidas

          Authorized Representative: Luis Felipe Pedreira Dutra Leite

          Address: Rua Dr. Renato Paes de Barros, 1017 - 4 andar

          City: Sao Paulo  State: Sao Paulo  Country: Brazil Zip Code: 04530-001

          Telephone: 55 11 2122-1408    Telefax: 55 11 2122-1540


2. DESCRIPTION OF ISSUE

     A.   Issue (project) Name: CBB 8.75% PRI Notes due 2013

     B.   Amount of Issue: US$ 500,000,000.00

     C. Purpose of issue (Use of proceeds): Capital expenditures, repayment of short-term debt and general corporate purposes

     D.   Place and legal form of organization of Foreign Enterprise:

                        PRIVILEGED BUSINESS INFORMATION
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          CBB and AmBev are each a sociedade anonima organized and existing under the laws of the Federative Republic of Brazil, or Brazil

     E. Foreign Currency Rating of Foreign Enterprise: B-/B2/B by S&P, Moody's and Fitch, respectively


     F.   Purpose/Business: Beverage business


     G.   New____________Expansion__________Privatization___________Other X


     H. Describe how management control of the project is allocated: Please, refer to the Offering Memorandum

     I. Describe the security measures that will be implemented to Foreign Enterprise's assets (If Political Violence Coverage is being requested): N/A


3. ISSUE DETAILS

                                 Principal Amount        Total Interest Amount
     A.   Issue:                 US$ 500,000,000         US$ 437,500,000

          Repayment terms: Semiannual Interest / Bullet Principal

          Interest Rate: 8.75%


     B. Indicate whether the bonds will be issued by foreign enterprise or special purpose entity: Foreign Enterprise

     C. If special purpose company is issuing the bonds, please describe ownership: N/A

     D.   Is the debt subordinated to any other financing? No

     E.   What type of bond issue: Both 144A/Reg S with registration rights

     F. Have the purchasers of the bonds been identified. Initial purchasers are Citigroup Global Markets and JP Morgan Chase

4. INSURANCE COVERAGE


     A.   Select a coverage amount for each component of the bond issue


                                    Bond Issue            Other (please specify)
                                                          ----------------------

                                                          ----------------------

     Coveraqe
     --------

     Expropriation                   XXXXX                 US$ 65,625,000

     Inconvertibility                XXXXX                 US$ 65,625,000

     Political Violence
                                ----------------          ----------------------

                        PRIVILEGED BUSINESS INFORMATION
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                                                                            2.


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     B.   Will you have any other political risk insurance, including as part of your standard property policy, on the bond issue or the foreign enterprise? If yes, please explain.

          No.



5. FINANCIALS

     A.   Estimated date of issue: September 18, 2003

     B.   Projected start up date: N/A

     C.   Interest Rate and basis: 8.75% (30/360 basis) semiannual

     D. Projected remittance schedule: (ANNUAL AVERAGE in the project/loan currency)



                                        Years 1-2         Years 3-5            Years 6-10

          1) Principal                                                       US$ 500,000,000

          2) Loan interest          US$ 87,500,000     US$ 131,250,000       US$ 218,750,000

          3) Other (specify)
                                    --------------     ---------------       ---------------


     E.   1)   By what method will the foreign enterprise be making remittances out of the host country? Through Commercial Rate Exchange market in Brazil.

          2) Is local currency legally and freely convertible into U.S. dollars?. Yes, it is legally convertible into U.S. dollars but it is not freely, since there are applicable rules and regulations (mainly issued by Central Bank of Brazil) to comply with.

          3) What license/approvals are required by the host country to transfer amounts in (1) above out of the country and have they been received?
               It is necessary a previous eletronic registration / approval from Central Bank of Brazil, which, as of today, have been obtained by the foreign enterprise.

6. FOREIGN ENTERPRISE'S RELATIONS WITH HOST GOVERNMENT

     A. Describe host government protection (import tariffs, duties, quotas, prohibitions, subsidies, tax e., concessions, etc.) for the foreign enterprise or the project:
          There is no specific protection to the foreign enterprise, and in general there is few government protection to the beverage industry.


          Identify all contracts or other agreements between the host country government and the Applicant or foreign enterprise and attach copies of these agreements (e.g., pricing, raw material supplies):
          Our principal agreements are with BNDES (Brazilian Economic and Social Development bank) and FINEP (Financing Fund for Studies and Projects). We also have several Tax Incentives agreements with diverse states within Brazil.


     C. Please specify the arbitration procedures and mechanism for resolution of disputes in the contracts or agreements listed in (B) above:

                        PRIVILEGED BUSINESS INFORMATION
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


          None of the agreements listed can be solved via arbitration. All disputes shall be submitted to judgment bodies in Brazil.




     D. Describe any specific host government decrees, laws, or directives which might affect foreign enterprise or project imports or exports (e.g. mandatory local procurement, minimum export requirements):
          The most important regulations are

          1) FOR IMPORTS : Every import is subject in Brazil to the control of the following bodies : the Federal Tax Department, the Secretary of National Treasury (tax aspects); the Central Bank (exchange aspects); and the Department of Foreign Trade - DECEX (administrative aspects).

          In order to be entitled to import, the importer must be registered on DECEX's list of authorized exporters and importers and obtain an import permit issued by DECEX. Documentation evidencing the import transaction should accompany the applicant for the import permit.

          Imports are subject to the assessment of an import duty. Rates vary, but the basic rate for imports is currently 20% in Brazil and could be higher in specific cases.

          2) FOE EXPORTS : A company willing to export is permitted to negotiate directly with importers and use the services of companies exclusively devoted to such activity, e.g., trading companies.

          Exporting companies may benefit from a form of pre-export financing, known in Brazil as ACC (Adiantamento de Contrato de Cambio - Exchange Contract Advance), under which all or part of the cost of the export is advanced by a financial institution in Brazilian currency.

          Exports are subject to export tax. The rate may vary according to the tax classification number of the product.


     E. What authorizations (if any) are required from the host government before the bond issue can be made? Have such authorizations been obtained?
          As previously mentioned, an eletronic registration/authorization from Central Bank is required. This registration/authorization has already been obtained by the foreign enterprise.


     F. List any circumstance which the Applicant is aware of that could give rise to a loss under the policy (including known existing or potential disputes or litigation involving the foreign enterprise, the Applicant and the host country):
          As of today, we are not aware of any circumstance that could give rise to a loss under the policy.


     G. Is the Applicant involved in any other operations in the host country, and has the Applicant ever been expropriated before in the host country or in another country? Please explain.
          No other operations in the host country.

          Regarding expropriations, among others, two events could be mentioned:

          1) On April 1990, by means of Federal Law No. 8,024, a new economic plan was established in Brazil, which was further known as Plano Collor, the balances above NCz$ 50,000.00 (fifty thousand Cruzados Novos) maintained with banks within the Brazilian territory, either as cash deposits or savings accounts, were transferred to the ownership of the Central Bank of Brazil and kept unavailable until September 1991, when the balances should be returned to the respective depositants on 12 equal and succeeding monthly installments. The measures above, taken under Plano Collor, were actually a temporary expropriation on cash deposits and savings accounts.

                        PRIVILEGED BUSINESS INFORMATION
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


          2) On Dec 17, 1997, CRBS was notified that INCRA (Instituto Nacional de Colonizacao e Reforma Agraria) was seeking to expropriate a piece of land that CRBS has on the State of Bahia. We still discussing such expropriation process through appropriate legal proceeding.


7. ENVIRONMENTAL IMPACT


     A. Has or will an environmental assessment of the foreign enterprise be performed? Yes.

     B. List key industrial, chemical and/or mechanical processes associated with this foreign enterprise or project:
          Basically, 5 processes. Malting (germination and roasting of barley to produce Malt), Malt Cleaning. Wort Production (enzymatic transformation of raw materials into Most), Fermentation (transformation of sugars into alcohol and carbon dioxide), Maturation (chemical stabilization) and Filtration.


     C. During construction, operation and after closure, what potentially adverse effects could this foreign enterprise or project have on the environment and worker health and safety?
          Wastewater : we have waste water treatment plants to guarantee that water is treated to comply with environmental regulations.

          Solidwaste : we use solid waste form our processes as by-products : spentgrain, residual yeast, pulp from used labels, sludge from industrial wastewater plants, etc. (Please refer to the Offering Memorandum

     D. During construction, operation and after closure, will the foreign enterprise have control over the design and operation of the project to mitigate any such adverse effects? Please explain.
          Environmental agencies provides us with a license to operate under certain parameters. We perform frequent monitoring to mitigate any new adverse effect that might come up and define further actions to taken.


     E. Are there any pre-existing conditions on the site that will require site remediation? If so, what measures will be necessary or have been negotiated to satisfy applicable existing environmental guidelines and regulations?
          Please refer to the Offering Memorandum page 118.


     F. Will the foreign enterprise or project comply with environmental, health and safety laws, regulations and guidelines of the:


          1)  Host country:               Yes XXXX    No________

          2)  Applicant's country:        Yes XXXX    No________

          3)  World Bank:                 Yes XXXX    No________

          4)  Other:__________________    Yes         No__________(Example: EU Regulations)


                        PRIVILEGED BUSINESS INFORMATION
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


REQUIRED ATTACHMENTS

Please attach the following documents with this application, or provide as they become available:

We are providing you with the following public information:

o    Offering Memorandum, 20F

o    Form 20F

o    Form F4

o    Annual Report


The undersigned authorized officer of the Applicant declares that to the best of his/her knowledge the statements set forth in this application are true and no material information has been withheld.

The undersigned agrees that the existence of any policy that may be issued will not be disclosed to the Host Government. All information in this application will be treated confidentially by the Company.

Signing of this application does not bind the undersigned to purchase the insurance, but it is agreed that this application shall be the basis of insurance should a policy be issued and will be attached to form part of the policy.


     APPLICANT (Investor or Lender):

     BY:/s/ Miguel Barrios                      DATE:
        ----------------------------
              (Signature)

     PRINTED NAME AND TITLE:  Miguel Barrios Vice President


     BROKER:

     BY:                                       DATE:
        ----------------------------
              (Signature)

      PRINTED NAME AND TITLE:









                        PRIVILEGED BUSINESS INFORMATION
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